                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                               TOLL BROTHERS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              [TOLL BROTHERS LOGO]

                              TOLL BROTHERS, INC.
                              3103 Philmont Avenue
                          Huntingdon Valley, PA 19006

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     to be held on Thursday, March 20, 2003

                              --------------------

   The Annual Meeting of Stockholders (the "Meeting") of Toll Brothers, Inc. (the "Company") will be held on Thursday, March 20, 2003 at 11:30 a.m., at the offices of the Company, 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, for the following purposes:

      1. To elect four directors to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. (The terms of office of the other directors do not expire until 2004 or 2005.)

      2. To consider and approve the re-appointment of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year.

      3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on January 24, 2003 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

   The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly, although you are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.


                                     MICHAEL I. SNYDER
                                     Secretary

February 11, 2003

                               TABLE OF CONTENTS



                                                                           Page
                                                                          Number
                                                                          ------
General ...............................................................      1

Voting Securities and Security Ownership ..............................      2

Proposal One - Election of Directors ..................................      4

Proposal Two - Selection of Independent Public Accountants ............      7

Corporate Governance ..................................................      8

Executive Compensation ................................................     10

Performance Graph .....................................................     14

Report of the Executive Compensation Committee on Executive
  Compensation.........................................................     15

Report of the Audit Committee .........................................     18

Section 16(a) Beneficial Ownership Reporting Compliance ...............     19

Certain Transactions ..................................................     19

Stockholder Proposals .................................................     20

Solicitation of Proxies ...............................................     21

Annual Report on Form 10-K ............................................     21

Addendum A - Executive Compensation Committee Charter .................     22

Addendum B - Nominating and Corporate Governance Committee Charter ....     24

Addendum C - Corporate Governance Guidelines ..........................     26

Addendum D - Code of Ethics for Principal Executive Officer and Senior
  Financial Officers...................................................     27

                              TOLL BROTHERS, INC.
                              3103 Philmont Avenue
                          Huntingdon Valley, PA 19006

                              --------------------

                                PROXY STATEMENT
                                      For
                         Annual Meeting of Stockholders
                            Thursday, March 20, 2003

                              --------------------


                                    GENERAL


   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Toll Brothers, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company (the "Stockholders") on or about February 11, 2003.

   The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the four directors whose terms of office will extend until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified and "FOR" the approval of the re-appointment of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year.

   Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP


Shares Entitled To Vote, Required Vote and Quorum

   At the close of business on January 24, 2003, there were 69,458,447 shares of the Company's common stock outstanding. The Company has no other class of voting securities outstanding. The record date fixed by the Board of Directors for the determination of Stockholders entitled to notice of and to vote at the Meeting is January 24, 2003. At the Meeting, Stockholders will be entitled to one vote for each share of common stock owned of record at the close of business on the record date. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of common stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. Abstentions and broker non-votes (i.e., shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion) represented by submitted proxies will be included in the calculation of the number of shares present at the Meeting for the purposes of determining a quorum.

   Proposal One: Directors are elected by a plurality and the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

   Proposal Two: To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Meeting and entitled to vote. Brokers holding shares of record for their customers are entitled to vote on this matter. Accordingly, abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

Security Ownership of Principal Stockholders and Management

   The following table sets forth certain information respecting the holdings of: (i) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company; (ii) each director and nominee for director of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (iii) all directors and executive officers of the Company as a group. This information is as of January 24, 2003, except as otherwise indicated. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


                                                                      Percent of
                                          Amount and Nature of          Common
Name of Beneficial Owner                Beneficial Ownership (1)         Stock
------------------------                ------------------------      ----------
Robert I. Toll ......................          16,473,518(2)(3)          22.2%
Bruce E. Toll .......................           9,264,268(2)             13.0%
Wellington Management Company, LLP ..           9,083,432(4)             13.1%
Myron M. Kaplan .....................           6,559,300(5)              9.4%
Zvi Barzilay ........................           1,287,798                 1.8%
Robert S. Blank .....................             264,446                   *
Edward G. Boehne ....................              68,000                   *
Richard J. Braemer ..................             279,000                   *
Roger S. Hillas .....................             320,850                   *
Carl B. Marbach .....................             288,800(6)                *
Stephen A. Novick ...................                   0                   *
Joel H. Rassman .....................             660,827                   *
Paul E.Shapiro ......................             286,920                   *
All directors and executive officers
  as a group (11 persons)............          29,194,427(3)(6)(7)       36.9%

---------------
* Less than 1%

(1) Shares issuable pursuant to options exercisable within 60 days of January 24, 2003 are deemed to be beneficially owned; accordingly, information includes the following numbers of shares of common stock underlying options held by the following individuals, and all directors and executive officers as a group: Robert I. Toll, 3,893,500 shares; Bruce E. Toll, 1,679,000 shares; Mr. Barzilay, 1,256,400 shares; Mr. Blank, 258,000 shares; Mr. Boehne, 68,000 shares; Mr. Braemer, 257,000 shares; Mr. Hillas, 260,000 shares; Mr. Marbach, 267,000 shares; Mr. Rassman, 615,000 shares; Mr. Shapiro, 266,500 shares; and all directors and executive officers as a group, 8,820,400 shares.

(2) The address for Robert I. Toll and Bruce E. Toll is c/o Toll Brothers, Inc., 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.

(3) Includes 896,612 shares of the 996,236 shares that Mr. Toll elected to defer receipt of under the Toll Brothers, Inc. Stock Award Deferral Plan and the Company's Amended and Restated Stock Option Plan (1986)(the "1986 Plan"). Because Mr. Toll may elect early distribution of all or a portion of the 896,612 shares at any time, he is deemed to beneficially own them. Mr. Toll is entitled to receive 819,991 of these shares under the Toll Brothers, Inc. Cash Bonus Plan, as amended, and 76,721 of these shares upon the exercise of stock options granted under the 1986 Plan. Also includes 28,000 shares owned by the Robert and Jane Toll Foundation of which Robert
     I. Toll is a trustee, with dispositive power, as to which he disclaims beneficial ownership.

(4) Based on a Schedule 13G, filed with the SEC on February 12, 2002, which states that the address of Wellington Management Company, LLP ("WMC") is 75 State Street, Boston, Massachusetts 02109, that WMC has shared voting power with respect to 1,754,100 shares and shared dispositive power with respect to 9,083,432 shares, and that the shares as to which the Schedule 13G is filed by WMC, in its capacity as an investment advisor, are owned by clients of WMC who have the right to receive or the power to direct the receipt of dividends from or proceeds of such shares. The Schedule 13G filed by WMC further states that none of such clients, except Vanguard Windsor Funds, Inc. ("Vanguard"), is known to have such right or power with respect to more than 5% of the common stock of the Company. In addition, Vanguard filed a Schedule 13G on February 12, 2002, which the Company assumes relates to shares that are included in the shares reported by WMC, which states that Vanguard has sole voting power and shared dispositive power with respect to 6,988,332 shares. The Company believes that Vanguard's address is Post Office Box 2600, Valley Forge, Pennsylvania 19482. The number of shares reported above have been adjusted to reflect the Company's two-for-one stock split that was completed in March 2002.

(5) Based on a Schedule 13G filed with the SEC on January 21, 2003 which states that the address of Myron M. Kaplan is c/o Kaplan Nathan and Mayfair, PO Box 385, Leonia, New Jersey 07605 and that Mr. Kaplan has sole voting power with respect to 6,559,300 shares, shared voting power with respect to 300,000 shares, sole dispositive power with respect to 6,559,300 shares and shared dispositive power with respect to 300,000 shares.

(6) Includes 4,700 shares beneficially owned by individual retirement accounts ("IRAs") for the benefit of Mr. Marbach and his wife. Mr. Marbach disclaims beneficial ownership of the 2,350 shares held by his wife's IRA.

(7) The Board of Directors, after reviewing the functions of all of the Company's officers, both in terms of designated function and functions actually performed, has determined that, for purposes of Section 16 of the Securities Exchange Act of 1934 (and the rules thereunder) and Regulation S-K, only the Chief Executive Officer, Chief Operating Officer, and Executive Vice President/Chief Financial Officer (and the Chief Accounting Officer for purposes of Section 16) are deemed to be officers or executive officers of the Company for reporting purposes under such provisions, respectively.

                                  PROPOSAL ONE

                  ELECTION OF DIRECTORS FOR TERMS ENDING 2006

   At the Meeting, the Stockholders will elect four directors to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The directors whose three-year terms of office expire at the Meeting are Messrs. Robert S. Blank, Roger S. Hillas and Paul E. Shapiro. In addition, Mr. Stephen A. Novick was elected to the Board of Directors on January 6, 2003 to serve until the 2003 Annual Meeting and until his successor is duly elected and qualified.

   The Board of Directors has nominated Messrs. Robert S. Blank, Roger S. Hillas, Stephen A. Novick and Paul E. Shapiro to serve again as directors until the 2006 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to continue to serve as a director. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which such proxy represents for the election of such other person as the Board of Directors may recommend.

   Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting.


                                                      Director     Term         Position(s) with
Name                                           Age      Since     Expires         the Company
----                                           ---    --------    -------   --------------------------
Robert I. Toll .............................    62      1986       2005     Chairman of the Board and
                                                                             Chief Executive Officer
Bruce E. Toll ..............................    59      1986       2005     Vice Chairman of the Board
Zvi Barzilay ...............................    56      1994       2004     President, Chief Operating
                                                                             Officer and Director
Robert S. Blank ............................    62      1986       2003     Director
Edward G. Boehne ...........................    62      2000       2004     Director
Richard J. Braemer .........................    61      1986       2004     Director
Roger S. Hillas ............................    75      1988       2003     Director
Stephen A. Novick ..........................    62      2003       2003     Director
Carl B. Marbach ............................    61      1991       2004     Director
Joel H. Rassman ............................    57      1996       2005     Executive Vice President,
                                                                             Chief Financial Officer,
                                                                             Treasurer and Director
Paul E. Shapiro ............................    61      1993       2003     Director

   Robert I. Toll co-founded the Company's predecessors' operations with his brother, Bruce E. Toll, in 1967. He has been a member of the Board of Directors since the Company's inception in May 1986. Mr. Toll is a member of the Shelf Terms Committee, the Special Transactions Committee and the Employee Stock Purchase Plan Committee. His principal occupation since the Company's inception has been as Chief Executive Officer of the Company.

   Bruce E. Toll, the brother of Robert I. Toll, has been a member of the Board of Directors since the Company's inception in May 1986 and served as its President until April 1998 and Chief Operating Officer until November 1998. He is the founder and president of BET Investments, an office and commercial real estate company. He is a member of the Employee Stock Purchase Plan Committee, the Shelf Terms Committee and the Special Transactions Committee. He is a member of the Board of Directors of UbiquiTel, Inc. He was also a member of the Board of Directors until December 2001 of Assisted Living Concepts, Inc., which in October 2001 filed a Chapter 11 bankruptcy petition.

   Zvi Barzilay has been a member of the Board of Directors since June 1994. Mr. Barzilay joined the Company's predecessor in 1980 as a project manager, was appointed a Vice President of the Company in 1983 and held the position of Executive Vice President-Operations from September 1989 until October 1992 when he was appointed to the position of Executive Vice President of the Company. In April 1998, Mr. Barzilay was appointed to the position of President and in November 1998 he was appointed to the position of Chief Operating Officer. Mr. Barzilay is a member of the Special Transactions Committee.

   Robert S. Blank has been a member of the Board of Directors since September 1986. For more than five years, Mr. Blank has been a partner in Whitcom Partners, a partnership which owns and operates newspapers and cable television systems and formerly owned and operated broadcast television stations and radio stations, in some cases in partnership with others. Mr. Blank is a member of the Nominating and Corporate Governance Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee, the Special Transactions Committee and the Real Estate Utilization Committee.

   Edward G. Boehne has been a member of the Board of Directors since July 2000. From 1981 until his retirement in May 2000, Mr. Boehne was the President of the Federal Reserve Bank of Philadelphia. Mr. Boehne is the chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Special Transactions Committee. Mr. Boehne is a member of the Board of Directors of Beneficial Savings Bank, Penn Mutual Life Insurance Co. and AAA Mid-Atlantic, Inc. Mr. Boehne is also a member of the Board of Directors and a Senior Economic Advisor to the Rittenhouse Trust Company.

   Richard J. Braemer has been a member of the Board of Directors since September 1986. Since January 1994, Mr. Braemer has been a partner in the Philadelphia law firm of Ballard, Spahr, Andrews & Ingersoll, LLP. Mr. Braemer is a member of the Subordinated Debt Repurchase Authorization Committee and the Real Estate Utilization Committee.

   Roger S. Hillas has been a member of the Board of Directors since April 1988. From July 1988 until his retirement in December 1992, Mr. Hillas was Chairman and Chief Executive Officer of Meritor Savings Bank. Prior to July 1988, Mr. Hillas was Chairman of PNC Financial Corp. and of Provident National Bank. Mr. Hillas is a member of the Audit Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee and the Special Transactions Committee. Mr. Hillas is a member of the Board of Directors of Millennium Bank.

   Carl B. Marbach has been a member of the Board of Directors since December 1991. Since January 1995, Mr. Marbach has been President of Internetwork Publishing Corp., an electronic publisher, which he founded. Mr. Marbach is a member of the Audit Committee, the Executive Compensation Committee and the Shelf Terms Committee.

   Stephen A. Novick became a member of the Board of Directors on January 6, 2003. For more than the past five years, Mr. Novick has been Chief Creative Officer-Worldwide and (since April 2000) Vice Chairman, of Grey Global Group, a marketing communications company.

   Joel H. Rassman has been a member of the Board of Directors since September 1996. Mr. Rassman joined the Company's predecessor in 1984 as Senior Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Rassman was appointed Executive Vice President in June 2002. Mr. Rassman is a member of the Special Transactions Committee and the Employee Stock Purchase Plan Committee.

   Paul E. Shapiro has been a member of the Board of Directors since December 1993. Since June 2001, Mr. Shapiro has been Executive Vice President and Chief Administrative Officer of Revlon Inc. From June 1998 to June 2001, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Sunbeam Corp. which, in February 2001, filed a Chapter 11 bankruptcy petition. From July 1997 to June 1998, Mr. Shapiro was Executive Vice President and General Counsel of The Coleman Company, Inc. and from January 1994 to June 1997, Mr. Shapiro was Executive Vice President/Chief Administrative Officer/General Counsel of Marvel Entertainment

Group, Inc. Mr. Shapiro is the chairman of the Audit Committee, and a member of the Executive Compensation Committee, the Toll Brothers Realty Trust Committee, and the Special Transactions Committee.

Meetings and Committees of the Board of Directors

   The Board of Directors held four formal meetings during the Company's last fiscal year and also met telephonically.

   The Board of Directors currently has an Audit Committee, an Executive Compensation Committee, a Nominating and Corporate Governance Committee, a Toll Brothers Realty Trust Committee, a Subordinated Debt Repurchase Authorization Committee, a Shelf Terms Committee, an Employee Stock Purchase Plan Committee, a Special Transactions Committee and a Real Estate Utilization Committee.

   The Audit Committee is composed of Edward G. Boehne, Roger S. Hillas, Carl B. Marbach and Paul E. Shapiro (Chairman), each of whom is independent as the term independence is defined in Section 303.01(B)(2)(a) and (3) of the current listing standards of the New York Stock Exchange. The Audit Committee held five formal meetings during the last fiscal year, of which four were attended by the Company's independent auditors, to discuss the scope of the annual audit and issues of accounting policy and internal controls. The Audit Committee also met telephonically during the past fiscal year.

   During the Company's last fiscal year, the Executive Compensation Committee, which administers the Toll Brothers, Inc. Cash Bonus Plan (the "Cash Bonus Plan"), the Toll Brothers, Inc. Executive Officer Cash Bonus Plan (the "Executive Officer Cash Bonus Plan"), the Toll Brothers, Inc. Stock Award Deferral Plan (the "Stock Deferral Plan"), the Amended and Restated Stock Option Plan (1986) (the "1986 Plan"), the Key Executives and Non-Employee Directors Stock Option Plan (1993) (the "1993 Plan"), the Stock Option and Incentive Plan
(1995) (the "1995 Plan"), the Stock Incentive Plan (1998) (the "1998 Plan") and the Toll Brothers, Inc. Stock Award Deferral Plan, held two formal meetings and also met telephonically during the past fiscal year. The Executive Compensation Committee is composed of Carl B. Marbach and Paul E. Shapiro, each of whom is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended.

   The Shelf Terms Committee and the Real Estate Utilization Committee each held one telephonic meeting during the last fiscal year. The Special Transactions Committee, the Subordinated Debt Repurchase Authorization Committee and the Employee Stock Purchase Plan Committee did not meet during the last fiscal year. The Toll Brothers Realty Trust Committee was formed in August 2002 and held one telephonic meeting during the last fiscal year.

   The Nominating and Corporate Governance Committee was formed in January 2003. This committee, which is composed of Edward J. Boehne (Chairman) and Robert S. Blank, is responsible for: the recommendation to the Board of Directors for the selection of director nominees for election to the Board of Directors, the evaluation of the size of the Board of Directors, and the establishment and updating of corporate governance guidelines.

   Each director attended at least 75% of the meetings of the Board of Directors and its committees of which he was a member during the last fiscal year.

Compensation of Directors

   Each non-employee director receives $4,000 for each full-day Board meeting attended, $2,000 for each half-day meeting attended and $1,500 for each telephonic meeting or committee meeting in which he participates. Subsequent to the Company's stock split in March 2002, the Board of Directors elected to effectively reduce the number of options each non-employee director was entitled to receive under the 1998 Plan to the number of options that each non-employee director was entitled to receive prior to the stock split. Accordingly, each non-employee director continues to receive an annual grant of options for 15,000 shares of the Company's common stock under the 1998 Plan. Each member of the Audit Committee who participates in at least one meeting during the year also receives an annual grant of options for 1,000 shares of common stock. Each non-employee director who is a member of an eligible committee (as determined by the Board of Directors from time to time), other than the Audit Committee, and participates in at least one meeting of such committee during the year receives an annual grant of options for 500 shares of common stock. No non-employee director may receive grants for service on more than three committees, plus the Audit Committee, in any fiscal year. In addition, the Executive Compensation Committee determined that Mr. Bruce E. Toll should be granted options to receive shares for his services on the Board of Directors equivalent to those granted to non-employee directors. In fiscal 2002, Mr. Toll was granted 31,000 options (adjusted for the Company's two-for-one stock split in March 2002).

   On March 5, 1998, the Company and Mr. Bruce E. Toll entered into two agreements relating to Mr. Toll's withdrawal from day to day operations of the business (collectively the "Agreements"). The Agreements provided, among other things, that, during the three-year term which commenced on November 1, 1998 and ended on October 31, 2001 (the "Consulting Term"), Mr. Toll would (a) make himself available to the Company on a reasonable basis to consult with the Company concerning matters within his knowledge and expertise, (b) not compete with the Company as described in the Agreements, and (c) agree to vote the shares of the Company's common stock owned by him as recommended by the Company's management or Board of Directors until the later of March 15, 2002 or until Mr. Toll no longer serves on the Board of Directors of the Company. The Company agreed to pay Mr. Toll the sum of $500,000 during each year of the Consulting Term as well as provide group health insurance of a type and amount consistent with insurance provided to Company executives for himself, and his beneficiaries who were covered on March 5, 1998, without charge, and for all other children provided that the premium costs that the Company is permitted to charge under COBRA for such coverage are paid by Mr. Toll for those children. The Company paid $9,027 in fiscal 2002 for Mr. Toll's health insurance. In June 2000, the Company and Mr. Toll amended the Agreements to terminate Mr. Toll's obligation to vote the shares of the Company's common stock owned by him referred to above and to extend the Consulting Term until October 31, 2004. In December 2002, the Executive Compensation Committee increased Mr. Toll's compensation to $675,000 effective January 1, 2003.

   During fiscal 2002, the Company provided Bruce E. Toll additional perquisites with an estimated value of approximately $73,700. Such perquisites included income tax preparation, country club dues, telephone and Internet service, auto allowance and drivers, and contributions to the Company's 401(k) plan. It is expected that, of these perquisites, payment of country club dues and contributions to the Company's 401(k) plan will continue in fiscal 2003.

   In December 2000, the Board of Directors approved the purchase of a split-dollar life insurance policy for the benefit of Bruce E. Toll. In fiscal 2002, the Company paid $7,490 in premiums for the term life portion of a split-dollar life insurance policy for Mr. Toll, and paid $283,087 in premiums for the non-term portion of the split dollar life insurance policy. Until it is determined whether this type of transaction is permitted under the Sarbanes-Oxley Act of 2002, the Company has suspended the payment of premiums for this split dollar life insurance policy.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION
   OF ROBERT S. BLANK, ROGER S. HILLAS, STEPHEN A. NOVICK AND PAUL E. SHAPIRO


                                  PROPOSAL TWO

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


   The Board of Directors of the Company, upon recommendation of the Audit Committee, has re-appointed, subject to stockholder approval, Ernst & Young LLP, independent auditors, Philadel-phia, Pennsylvania, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2003.

   Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

   The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Fees

   Audit fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's fiscal 2002 annual financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended October 31, 2002 were $299,850.

Financial Information Systems Design and Implementation Fees

   There were no services rendered to the Company for information technology services related to financial information systems or implementation during the fiscal year ended October 31, 2002.

All Other Fees

   Aggregate fees billed by Ernst & Young LLP for other services rendered to the Company for the fiscal year ended October 31, 2002 were $171,210, including $151,491 for audit related services.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                                  PROPOSAL TWO


                              CORPORATE GOVERNANCE

   The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange ("NYSE") has recently proposed changes to its corporate governance and listing requirements. Many of the requirements of the Sarbanes-Oxley Act and the proposed NYSE rules are subject to final Securities and Exchange Commission ("SEC") action and, therefore, had not yet become effective (or, in some cases, their transitional provisions had not yet expired) as of the date of this proxy statement. Nevertheless, the Board of Directors has initiated actions consistent with certain of the proposed rules.

Independent Directors

   o A majority of the members of the Company's Board of Directors are independent.

   o The Company's non-management directors have commenced holding formal meetings, separate from management, which they intend to hold at least four times a year.

Audit Committee

   o All Audit Committee members possess the required level of financial literacy and at least one member of the Committee meets the current standard of requisite financial management expertise as required by the New York Stock Exchange. The SEC recently adopted a rule requiring disclosure concerning the presence of at least one "audit committee financial expert" (a newly defined term) on audit committees; upon effectiveness of the rule, this disclosure will be required to be included in the Company's Annual Report on Form 10-K for its fiscal year ending October 31, 2003 or in the proxy statement for the Company's 2004 Annual Meeting of Stockholders.

   o The Audit Committee operates under a formal charter that governs its duties and conduct. The Charter was reproduced as Appendix A to the Company's proxy statement for the Annual Meeting of Stockholders held on March 22, 2001.

   o Ernst & Young LLP, the Company's independent auditors, report directly to the Audit Committee.

   o The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

   o The Audit Committee has adopted a Complaint Monitoring Procedure Policy to enable confidential and anonymous reporting to the Audit Committee.

   o The Company's internal audit group reports periodically throughout the year directly to the Audit Committee.

Executive Compensation Committee

   o All members of the Executive Compensation Committee meet the appropriate tests for independence.

   o The Executive Compensation Committee will operate under a formal charter that governs its duties and standards of performance. The charter appears as Addendum A.

Nominating and Corporate Governance Committee

   o All members of the Nominating and Corporate Governance Committee meet the appropriate tests for independence.

   o The Nominating and Corporate Governance Committee will operate under a formal charter that governs its duties and standards of performance. The charter appears as Addendum B.

Corporate Governance Guidelines

   o The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. The guidelines appear as Addendum C.

Code of Business Conduct and Ethics

   o Management has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, violations of which may be reported to the Audit Committee. The code appears as Addendum D.

   o The Company has operated under an omnibus Code of Ethics and Business Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are required to affirm in writing their acceptance of the code.

Personal Loans to Executive Officers and Directors

   o The Company complies with and will operate in a manner consistent with recently-enacted legislation outlawing extensions of credit in the form of a personal loan to or for its Directors and executive officers.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

   The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company.

                                                                                            Long Term
                                                                                           Compensation
                                                           Annual Compensation                Awards
                                                  -------------------------------------    ------------
                                                                           Other Annual     Securities      All Other
                                        Fiscal                             Compensation     Underlying    Compensation
Name and Principal Positions             Year     Salary($)    Bonus($)         ($)        Options (#)       ($)(5)
----------------------------            ------    ---------   ---------    ------------    ------------   ------------
Robert I. Toll                           2002     1,000,000   9,648,104       88,400(4)       500,000        417,228
 Chairman of the Board and               2001     1,000,000   6,620,359       87,400(4)       500,000        423,909
 Chief Executive Officer(1)              2000     1,000,000   4,413,228       73,400(4)     1,500,000          8,348

Zvi Barzilay                             2002       995,392     300,000                       240,000        185,270
 Chief Operating Officer                 2001       956,322     230,000                       120,000        208,811
 and President(2)                        2000       872,322     120,000                       321,400          8,348

Joel H. Rassman                          2002       849,240     170,000                       100,000        138,008
 Executive Vice President                2001       748,848     150,000                        30,000        153,787
 Chief Financial Officer                 2000       637,969     140,000                       170,000          9,598
 and Treasurer(2)(3)

---------------
(1) The bonuses listed for Robert I. Toll for fiscal 2002, 2001 and 2000 were earned in the fiscal year reported and were paid in common stock of the Company pursuant to the terms of the Cash Bonus Plan and the 1998 Plan. The amounts listed were: (a) the fair market value of the bonus award shares as of October 31, 2002 in the case of the fiscal 2002 bonus (b) the fair market value of the bonus award shares as of October 31, 2001 in the case of the fiscal 2001 bonus; and (c) the fair market value of the bonus award shares as of October 31, 2000 in the case of the fiscal 2000 bonus. Had the bonuses been paid in cash, Robert I. Toll would have received $9,098,104 for the 2002 cash bonus, $5,152,237 for the 2001 cash bonus, and $3,292,947 for the 2000 cash bonus. Under the terms of the Stock Deferral Plan, Mr. Toll elected to defer receipt of his 2002 and 2001 bonus award shares.

(2) The bonuses listed for Mr. Barzilay and Mr. Rassman for fiscal 2002, 2001 and 2000 represent amounts earned in the fiscal year in which it is reported. Mr. Barzilay elected to defer receipt of $200,000 of his 2002 bonus and all of his 2001 bonus under the terms of the Company's Non-Qualified Deferred Compensation Plan. Mr. Rassman elected to defer all of his 2002 and 2001 bonus under the terms of the Company's Non-Qualified Deferred Compensation Plan. The amount of interest earned on deferred compensation in excess of 120% of the Long-Term Applicable Federal Rate is included in compensation in note (4) below.

(3) Under the terms of an agreement dated June 30, 1988 between the Company and Mr. Rassman, in the event of Mr. Rassman's termination by the Company without cause, any material reduction or material adverse change in Mr. Rassman's duties, the removal of certain fringe benefits or any failure by the Company to provide Mr. Rassman with compensation, including salary and bonus, in an amount not less than $350,000 and the exercise of an election by Mr. Rassman to terminate his employment, Mr. Rassman will receive $250,000, and, in certain instances, an additional amount equal to the difference between $350,000 and his actual compensation during a specified period prior to his termination.

(4) Of these amounts, $40,300, $44,800 and $36,500 represent the estimated cost of income tax and financial statement preparation services provided during fiscal 2002, 2001 and 2000, respectively. The remaining amounts represent the estimated value of perquisites provided by the Company including health and life insurance, auto and gas allowances, auto insurance, country club dues, telephone and Internet service and other miscellaneous items.

(5) The following table provides a breakdown of the amounts paid to each individual listed during the fiscal year indicated:

   Fiscal 2002:
                                                               Robert I.      Zvi       Joel H.
                                                                  Toll      Barzilay    Rassman
                                                               ---------    --------   --------
   Split-dollar life insurance policy(6)
    Term...................................................     $ 11,040    $  3,894   $  3,250
    Non-term...............................................      369,996     169,433    122,672
   Contribution to 401(k)Plan(7)...........................        9,192       9,192      9,192
   Excess interest on deferred compensation(2).............                    2,551      1,644
   Other(8)................................................                               1,250
                                                                --------    --------   --------
                                                                $417,228    $185,070   $138,008
                                                                ========    ========   ========

   Fiscal 2001:
                                                               Robert I.      Zvi       Joel H.
                                                                  Toll      Barzilay    Rassman
                                                               ---------    --------   --------
   Split-dollar life insurance policy(6)
    Term...................................................     $  9,702    $  3,133   $  2,328
    Non-term...............................................      405,615     197,086    141,617
   Contribution to 401(k)Plan(7)...........................        8,592       8,592      8,592
   Other(8)................................................                               1,250
                                                                --------    --------   --------
                                                                $423,909    $208,811   $153,787
                                                                ========    ========   ========

   Fiscal 2000:
                                                               Robert I.      Zvi       Joel H.
                                                                  Toll      Barzilay    Rassman
                                                               ---------    --------   --------
   Contribution to 401(k)Plan(7)...........................        8,348       8,348      8,348
   Other(8)................................................                               1,250
                                                                --------    --------   --------
                                                                $  8,348    $  8,348   $  9,598
                                                                ========    ========   ========

(6) Until it is determined whether this type of transaction is permitted under the Sarbanes-Oxley Act of 2002, the Company has suspended premium payments for these split-dollar life insurance policies.

(7) This amount represents the Company's contribution and matching payment under its 401(k) salary deferred savings plan.

(8)  This amount represents directors fees paid by a subsidiary of the Company.

Option Grants in the Last Fiscal Year(1)


                                                                                       Potential Realizable
                                               % of Total                                Value at Assumed
                                  Number of     Options                               Annual Rates of Stock
                                 Securities    Granted to                             Price Appreciation for
                                 Underlying    Employees    Exercise                      Option Term(3)
                                   Options     in Fiscal      Price     Expiration     --------------------
Name                             Granted(#)       Year       ($/sh)        Date         5%($)       10%($)
----                             ----------    ----------   --------    ----------    ---------   ----------
Robert I. Toll(2) ............     500,000        19.3%       21.76      12/20/11     6,842,374   17,339,918
Zvi Barzilay(2) ..............     240,000         9.3%       21.76      12/20/11     3,284,339    8,323,161
Joel H. Rassman(2) ...........     100,000         3.9%       21.76      12/20/11     1,368,475    3,467,984

---------------
(1)  No stock appreciation rights ("SARs") were granted.

(2) These options become exercisable starting on the first anniversary of the grant, with 25% becoming exercisable at that time and 25% becoming exercisable on each of the second, third and fourth anniversary dates.

(3) These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of the Company's common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, that they will exist at the time of any option exercise. The aggregate appreciation in value of all shares of the Company's common stock outstanding on October 31, 2002, based on the assumed 5% and 10% rates of appreciation on the closing price of the common stock on October 31, 2002 that produced the realizable value of the options shown in this table (based upon the weighted average life of the grants), would be approximately $904.4 million at the assumed 5% rate of appreciation and $2,291.8 million at the assumed 10% rate of appreciation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values(1)

   The following table sets forth certain information with regard to the aggregated option exercises in the fiscal year ended October 31, 2002 and the option values as of the end of that year for the Chief Executive Officer and the other executive officers of the Company.

                                                                                                   Number of
                                                                                                  Securities           Value of
                                                                                                  Underlying         Unexercised
                                                                                                  Unexercised        In-The-Money
                                                                                                  Options at          Options at
                                                                                                 Fiscal Year-        Fiscal Year-
                                                                                                    End(#)            End($)(2)
                                                                    Shares                      Exercisable (E)    Exercisable (E)
                                                                  Acquired on       Value        Unexercisable      Unexercisable
Name                                                             Exercise (#)    Realized($)          (U)                (U)
----                                                             ------------    -----------    ---------------    ----------------
Robert I. Toll ...............................................      134,000       1,821,950    3,393,500    (E)    34,393,623   (E)
                                                                                               1,250,000    (U)     4,501,250   (U)

Zvi Barzilay .................................................      115,000       2,374,343    1,066,400    (E)    10,882,295   (E)
                                                                                                 480,000    (U)     1,730,300   (U)

Joel H. Rassman ..............................................       64,000       1,411,567      532,500    (E)     5,489,812   (E)
                                                                                                 197,000    (U)       838,425   (U)

---------------
(1)  The Company has never issued SARs.

(2) Represents, with respect to each share, the closing price of $20.48 per share of the Company's common stock as reported on the New York Stock Exchange on October 31, 2002 less the exercise price payable for the share.

Securities Authorized for Issuance Under Equity Compensation Plans

   The following table provides information as of October 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized for issuance.

                                                                                Equity Compensation Plan Information
                                                                -------------------------------------------------------------------
                                                                    Number of
                                                                    securities                             Number of securities
                                                                      to be            Weighted-           remaining available
                                                                   issued upon          average            for future issuance
                                                                   exercise of       exercise price            under equity
                                                                   outstanding       of outstanding         compensation plans
                                                                options, warrants       options,          (excluding securities
                                                                    and rights          warrants      reflected in column(a))(1)(2)
Plan Category                                                     (in thousands)       and rights             (in thousands)
-------------                                                   -----------------    --------------   -----------------------------
                                                                       (a)                (b)                      (c)
Equity compensation plans approved by
  security holders..........................................          15,321             13.24                    3,498
Equity compensation plans not approved by security holders..               -                 -                        -
                                                                      ------             -----                    -----
Total.......................................................          15,321             13.24                    3,498
                                                                      ======             =====                    =====

---------------
(1) In December 2002, the Executive Compensation Committee, which administers the stock option plans, voted to eliminate any options currently available for grant and future increases in options available for grant under the Company's Stock Option and Incentive Stock Plan (1995) (the "1995 Plan"). Options available for grant at October 31, 2002 under the 1995 Plan were 2,269,000. The above table does not include options then available for grant at October 31, 2002 under the 1995 Plan.

(2) The Company's Stock Incentive Plan (1998) provides for automatic increases each November 1 in the number of shares available for grant by 2.5% of the number of shares issued (including treasury shares). This plan restricts the number of shares available for grant in a year to a maximum of 5,000,000 shares.

Compensation Committee Interlocks and Insider Participation

   The Executive Compensation Committee administers the Cash Bonus Plan, the Executive Officer Cash Bonus Plan, the Company's stock option plans and the Stock Award Deferral Plan and determines the salaries of the Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer. The Executive Compensation Committee also recommends to the Board of Directors the Vice Chairman's compensation. The only individuals who served as a member of the Executive Compensation Committee during the fiscal year ended October 31, 2002 are the current members of the committee. The current members of the Executive Compensation Committee are Carl B. Marbach and Paul E. Shapiro, neither of whom is an officer or employee, or former officer, of the Company or any subsidiary of the Company, nor does either have any relationship which currently affects his independence.

                               PERFORMANCE GRAPH


   The following graph and chart compares the five-year cumulative total return (assuming an investment of $100 was made on November 1, 1997 and that dividends, if any, were reinvested) from October 31, 1997 to October 31, 2002 for (i) the Company's common stock, (ii) the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and (iii) the S & P Homebuilding Index:

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG TOLL BROTHERS, INC.,
                    S&P 500 INDEX AND S&P HOMEBUILDING INDEX



                               [GRAPHIC OMITTED]




October 31,                  1997        1998       1999        2000        2001        2002
Toll Brothers, Inc.         100.00      104.80      79.10      146.89      140.84      185.13
S&P 500                     100.00      121.99     153.31      162.64      122.14      103.69
S&P Homebuilding            100.00      121.68      92.47      134.00      134.90      185.81

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION


Basic Policy Considerations

   The Company's compensation policies with respect to its executive officers, established by the Board's Executive Compensation Committee, are based on the principles that compensation should, to a significant extent, reflect the financial performance of the Company and the executive, and that a significant portion of executive officers' compensation should provide long-term incentives. It is the policy of the committee to set executive compensation at levels that are sufficiently competitive so that the Company will attract, retain and motivate the highest quality individuals to contribute to the Company's goals, objectives and overall financial success. Methods of compensation are designed to provide incentives for executive performance that results in continuing improvements in the Company's financial results or condition, over both the short-term and the long-term, and to encourage continued service to the Company. A significant portion of executives' incentive compensation is paid in stock options and stock awards in order to align executive and shareholder interests. The compensation of each executive officer is based largely upon both individual and Company performance.

   The compensation program is comprised of two elements: (a) annual salary and eligibility for short-term incentive awards in the form of cash bonuses, and (b) a long-term incentive program (principally stock options and a stock-based feature of the Cash Bonus Plan) where the level of compensation is dependent on the performance of the Company's common stock. The details of this compensation program, with specific discussion of the programs applicable to the Chief Executive Officer, are set forth below.

Annual Compensation -- Executive Officers Other Than Chief Executive Officer

   The Executive Compensation Committee sets compensation by subjective evaluation of the individual performance of each executive and by marketplace valuations of comparable executives, although salary determinations are not based upon any specific or constant criteria.

   Executives are eligible for annual incentive cash bonuses. The awards for the Chief Operating Officer and Chief Financial Officer are made under the Company's Executive Officer Cash Bonus Plan. These awards are not intended to be in addition to market level compensation but instead are designed to cause a significant part of an executive's annual compensation to be dependent on the committee's assessment of the executive's performance based upon a set of goals established for each executive. Goals are established by the committee with respect to the executive's contributions to the Company's economic and strategic objectives, the efforts required of the executive and the executive's ability to develop, execute and implement short-term and long-term corporate goals.

Long-Term Compensation Stock Options

   The stock option component of the executive officers' compensation has been designed to provide executives with incentives for the enhancement of stockholder value by growing the earnings and book value of the Company. Options are granted at fair market value on the date of grant and generally vest over a number of years, usually not less than four years. The options have significant restrictions, typically for a period of three years from the date of grant, on the executive officer's ability to exercise the options and sell the shares acquired upon exercise without the consent of the appropriate stock option subcommittee. No constant criteria are used year to year in the granting of stock options. The Executive Compensation Committee makes a subjective determination of the effectiveness of the executive and the extent of the executive's contributions to the Company's success and, based on that determination, awards stock options to deserving executive officers. Because the options are granted with exercise prices equal to the fair market value of the underlying common stock on the date of grant, any value that ultimately accrues to the executive is based entirely upon the Company's performance, as perceived by investors who establish the market price for the common stock.

2002 Compensation for Chief Executive Officer

   In 1990, the Board of Directors decided that salary, bonus and option grants for the Company's Chief Executive Officer, Robert I. Toll, should be determined pursuant to objective measurements, including appropriate performance criteria in addition to compensation that reflects market rates for comparable executives. Since 1995, the base salary for Robert I. Toll has been determined by a formula intended to increase his base salary by no less than the increase in the Consumer Price Index (using U.S. Department of Labor definitions) and by no more than the average percentage increase in compensation of the five highest percentage compensation increases of the Company's next ten most highly compensated employees for the adjustment year. From 1998 through 2002, Mr. Toll agreed to limit his base salary to $1,000,000.

   Since 1990, cash bonuses for Robert I. Toll have been determined based on formulas contained in the Company's Cash Bonus Plan, as amended from time to time. In 1996, the Executive Compensation Committee and the Board of Directors determined that by obtaining the agreement of Mr. Toll to accept his bonus in shares of the Company's stock rather than in cash, the interests of the Chief Executive Officer and the Stockholders would be further aligned. The Executive Compensation Committee and the Board of Directors amended the Cash Bonus Plan on May 29, 1996 with Stockholder approval given at the 1997 Annual Meeting of Stockholders, to provide that Mr. Toll's bonuses for fiscal years ended October 31, 1996, October 31, 1997 and October 31, 1998 would be paid in shares of common stock, which payments would be in the form of an award under the terms of the 1995 Plan. The Executive Compensation Committee and the Board of Directors further amended the Cash Bonus Plan on December 10, 1998, with Stockholder approval given at the 1999 Annual Meeting of Stockholders, to provide that Mr. Toll's bonuses for fiscal years ended October 31, 1999, October 31, 2000, and October 31, 2001 would be paid in shares of common stock, which payments would be in the form of an award under the terms of the 1998 Plan.

   In 2000, the Executive Compensation Committee and the Board of Directors, with the assistance of an independent compensation consultant, reviewed the provisions of the Cash Bonus Plan to determine whether it was in the best interest of the Company to again amend the Cash Bonus Plan to continue the practice of paying Mr. Toll's bonuses in shares of common stock. The Executive Compensation Committee and the Board of Directors concluded that tying the value of the bonus of Robert I. Toll to the stock price continued to be a valuable incentive to align the interests of Mr. Toll with those of the Stockholders. Accordingly, the Executive Compensation Committee and the Board of Directors amended the Cash Bonus Plan on December 14, 2000, with Stockholder approval given at the 2001 Annual Meeting of Stockholders, to provide that: (a) all bonus payments made under the Cash Bonus Plan with respect to the Cash Bonus Plan years ended October 31, 2002 and ending October 31, 2003 and October 31, 2004 would and will be paid in shares of common stock, which payments will be in the form of an award under the terms of the 1998 Plan; (b) the number of shares of common stock awarded pursuant to the aforementioned provisions of the Cash Bonus Plan will be determined by dividing the dollar amount of each bonus (as determined in accordance with the Cash Bonus Plan) by $19.3125 (the fair market value of a share of common stock, as adjusted for the Company's March 2002 two-for-one stock split, determined as of December 20, 2000 in accordance with the provisions of the 1998 Plan for determination of fair market value); (c) the Executive Compensation Committee will have the discretion to terminate the application of the provisions of the Cash Bonus Plan described in subparagraphs
(a) and (b) above, at any time, effective no sooner than six months after such decision to terminate is made by the Executive Compensation Committee, in which event all bonuses payable on or after the effective date of such termination will be payable in cash only; and (d) upon receipt of a request by Robert I. Toll, based on his concerns regarding adverse tax consequences to him, the Executive Compensation Committee may, in its sole discretion, suspend the application of the stock award provisions described in subparagraphs (a) and (b) above, provided that such action will not cause any increase in the amount or value of a bonus that would otherwise be payable under the Cash Bonus Plan. In the event of suspension of the stock award provisions, all bonuses will be payable only in cash until such time as the Executive Compensation Committee determines to reinstate the stock award provisions.

   The Cash Bonus Plan was further amended by the Executive Compensation Committee and the Board of Directors on December 14, 2000, with Stockholder approval given at the 2001 Annual Meeting of Stockholders, to provide that Mr. Toll will receive cash bonus awards for fiscal years ended October 31, 2002 and each year thereafter equal to the sum of (a) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated was greater than 10% and less than or equal to 20% of stockholders' equity (as defined in the Cash Bonus
Plan) of the Company as of the end of the fiscal year preceding the fiscal year for which the bonus is being calculated, plus (b) 3.0% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated was greater than 20% and less than or equal to 30% of stockholders' equity as of the end of the fiscal year preceding the fiscal year for which the bonus is being calculated, plus (c) 6% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated is greater than 30% of stockholders' equity of the Company as of the end of fiscal year preceding the fiscal year for which the bonus is being calculated. The amended plan generated a cash bonus, before consideration of the stock award feature of the plan as described above, that was 77% higher than the cash bonus generated by the prior plan for fiscal year 2001. Payment of the cash bonus to Robert I. Toll for the 2002 fiscal year was made in the form of an award of shares of common stock, which as of the end of the 2002 fiscal year had a market value of $20.48 per share and an aggregate market value of $9,648,000. If this bonus had been paid in cash instead of stock, Mr. Toll would have received $9,098,000. Under the terms of the Company's Stock Award Deferral Plan, Mr. Toll elected to defer receipt of his 2002 stock award shares.

   The Cash Bonus Plan is intended to provide bonuses that will be treated as "performance based compensation" exempt from the limitations on deductibility imposed under Section 162(m) of the Code.

   Respectfully submitted on December 12, 2002, by the members of the Executive Compensation Committee of the Board of Directors.

                                     Carl B. Marbach
                                     Paul E. Shapiro

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board of Directors (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the Company's audited financial statements for the year ended October 31, 2002 with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and reviewed and approved the compatibility of non-audit services with the auditors' independence. The Committee reviewed the services provided by Ernst and Young LLP and approved the fees paid to them for fiscal 2002.

   The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's systems of internal control, and the overall quality of the Company's financial reporting. The Committee reviewed the Company's internal controls and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2002 for filing with the Securities and Exchange Commission. The Committee's recommendation was considered and approved by the Board of Directors. The Committee and the Board of Directors have also recommended the re-appointment of Ernst and Young LLP as the Company's independent auditors for the 2003 fiscal year.

   The Committee also reviews the Audit Committee charter annually

   Respectfully submitted on December 12, 2002, by the members of the Audit Committee of the Board of Directors.

                                     Paul E. Shapiro, Chairman
                                     Edward G. Boehne
                                     Roger S. Hillas
                                     Carl B. Marbach

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period November 1, 2001 through October 31, 2002 were made on a timely basis.

                              CERTAIN TRANSACTIONS

   In order to help provide for an orderly market in the Company's common stock in the event of the death of either Robert I. Toll or Bruce E. Toll (the "Tolls"), or both of them, the Company and the Tolls have entered into agreements in which the Company has agreed to purchase from the estate of each of the Tolls $10 million of the Company's common stock (or a lesser amount under certain circumstances), at a price equal to the greater of fair market value (as defined) or book value (as defined). Each of the Tolls has agreed to allow the Company to purchase $10 million of life insurance on his life. In addition, each of the Tolls has granted to the Company, at no cost to it, an option to purchase up to an additional $30 million (or a lesser amount under certain circumstances) of common stock from his estate. The agreements expire in October 2005.

   In addition to the performance of their duties for the Company, the Tolls, either jointly or independently, have engaged, and continue to engage, in certain other businesses in real estate. These businesses include the purchase, sale and management of townhome, apartment, condominium, commercial and industrial real estate projects for rental. The Company leases, at what it believes to be competitive market rates, certain office space from a business controlled by Robert I. Toll, Bruce E. Toll, Zvi Barzilay and Joel H. Rassman. During the last fiscal year, the Company paid to such business approximately $57,800 in rent. The Company provided services to other businesses controlled by the Tolls during the fiscal year, which were billed at cost and paid throughout the year. The Tolls have deposited monies with the Company to pay for future services provided by the Company to them. The largest amount due the Company from these businesses at any time during the year was approximately $35,700. No amounts were due the Company from these businesses at October 31, 2002. These transactions are reviewed and monitored by the Audit Committee. In addition to the foregoing, Mr. Robert I. Toll has agreed, with the approval of the Executive Compensation Committee, to pay for one-half of the cost of an employee of the Company who provides Mr. Toll with investment advice.

   In order to take advantage of commercial real estate opportunities which may present themselves from time to time, the Company formed Toll Brothers Realty Trust (the "Trust") in 1998. The Trust is effectively owned one-third by the Company, one-third by a number of senior executives and/or directors, including Robert I. Toll, Bruce E. Toll (and certain members of his family), Zvi Barzilay (and certain members of his family) and Joel H. Rassman, and one-third by the Pennsylvania State Employees Retirement System (collectively, the "Trustholders"). In June 2000, the Trustholders entered into an agreement pursuant to which the owner(s) of each one-third interest agreed to invest additional capital in an amount not to exceed $9,259,000 if required by the Trust. The original agreement, which was to expire in June 2002, was extended until August 2003. As of January 31, 2003, no additional capital investment had been required pursuant to this commitment. The Trust pledged the agreements with the Trustholders as security for a loan. At October 31, 2002, the Company's investment in the Trust was $7,527,000.

   The Board of Directors, on December 12, 2002, upon the recommendation of the Real Estate Utilization Committee, approved the sale by the Company to the Trust of a 62.2-acre portion of the Company's master plan communitiy known as the Estates at Princeton Junction, in New Jersey, that is intended for development as multi-family apartment buildings (the "property"). The Real Estate Utilization Committee's recommendation was based on the following advantages to the Company: (a) the Company will be able to influence the design quality and construction quality so as to enhance the master plan; (b) there are synergies of development and marketing costs which may be able to benefit the Company; (c) the Trust will maintain a high quality of operations, making sure that the existence of the apartments in the master plan will not negatively affect the image of the Company's community, and, (d) as has been the experience in other Trust property, apartment renters are potential customers for the Company's townhomes and single-family homes. Moreover, the sale would allow the Company to recover cash, remove the property from its balance sheet, and free the Company from the need to provide capital to build the apartments from its credit lines. The $9,785,000 purchase price was approved by the Real Estate Utilization Committee after reviewing an offer from an independent publicly-held company, and an independent professional appraisal. The transaction is subject to an agreement of sale, which is currently being negotiated.

   The Company provides development, finance and management services to the Trust. During fiscal 2002, the Company earned $1,271,000 in fees for these services. The Company also incurs certain costs on behalf of the Trust for which the Company is reimbursed by the Trust. These fees and reimbursements were paid to the Company throughout the year. The amount due the Company for fees and reimbursements as of October 31, 2002, was approximately $377,200. The largest amount due the Company from the Trust at any time during the last fiscal year was approximately $349,300.

   Two stock certificates (the "Certificates") totaling 1,177,507 shares of common stock of the Company were lost, misplaced or destroyed in early 2002. The Certificates, which were registered in the name of Robert I. Toll and by an entity owned by him, contain legends restricting their transfer. The Board of Directors determined that there is a reasonable possibility that the Company is at fault for the loss of the Certificates. Upon discovery of the loss, notice was promptly filed with the Securities Information Center, effectively nullifying any subsequent purchases by or pledges to any bank, broker or other institution. The Company's transfer agent insisted on receipt of a surety bond before replacing the Certificates. The customary premium for a surety bond would have been in the range of $1 million. While a lower premium might have been negotiated, the premium would have been substantial. After considering various approaches, the Company's Board of Directors retained a new and reputable transfer agent which did not require a surety bond either from the Company or Mr. Toll because of the remote likelihood of the Certificates ever finding their way into the hands of a protected purchaser. Mr. Toll offered to provide the new transfer agent with an indemnity agreement, which was accepted in lieu of an indemnification agreement from the Company. Moreover, Mr. Toll provided the Company with an indemnification agreement.

   Ballard, Spahr, Andrews & Ingersoll, LLP, the law firm of which Richard J. Braemer, a director of the Company, is a partner, acted as counsel to the Company in various matters during fiscal 2002 and was paid aggregate fees of $205,792 during that period.

   For information regarding certain other transactions, see "Proposal One -- Election of Directors for Terms Ending 2006 -- Compensation of Directors."

                             STOCKHOLDER PROPOSALS


   Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by October 14, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any Stockholder wishing to propose a nominee for membership on the Company's Board of Directors should submit a recommendation in writing in accordance with the foregoing, for consideration by the Nominating and Corporate Governance Committee, indicating the nominee's qualifications and other biographical information and providing confirmation of the nominee's consent to serve as a director.

   A Stockholder of the Company may wish to have a proposal presented at the 2004 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by December 28, 2003, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934 and, therefore, the persons appointed by the Company's Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

                            SOLICITATION OF PROXIES


   The enclosed form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                           ANNUAL REPORT ON FORM 10-K

THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON WWW.TOLLBROTHERS.COM THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO FREDERICK
N. COOPER OR JOSEPH R. SICREE, CO-DIRECTORS OF INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                                     By Order of the Board of Directors


                                     Michael I. Snyder
                                     Secretary

Huntingdon Valley, Pennsylvania
February 11, 2003

ADDENDUM A

                              TOLL BROTHERS, INC.


                    Executive Compensation Committee Charter

   This Charter has been adopted by the Board of Directors of Toll Brothers, Inc. (the "Company") to govern its Executive Compensation Committee (the "Committee"), which shall include the Company's Compensation and Stock Based Compensation Committee for Key Executives and Non-Employee Directors and its Administrative Subcommittee for the Company's Stock Based Compensation Plans, which Committee shall have the authority, responsibility and specific powers described below.

Purposes

   The Committee's purposes are (i) to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's directors and officers in accordance with the provisions of this Charter, including the Committee's evaluation of, and approval of or recommendations to the Board of Directors with respect to, the plans, policies and programs relating to the compensation of the Company's directors and officers, subject to approval of the Company's stockholders in those instances where stockholder approval is required by applicable laws or regulations of governmental authorities or applicable rules of the New York Stock Exchange ("NYSE") or any other stock exchange where the Company's securities are from time to time listed (collectively, "Applicable Requirements"), and (ii) to produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with Applicable Requirements.

Committee Membership

   The Committee shall consist of the number of members fixed from time to time by the Board of Directors, but shall at all times consist of not less than two members. The Committee shall have a chairperson(s) who shall be appointed by the Board of Directors. Each member of the Committee shall be a member of the Board of Directors who satisfies any Applicable Requirements, including any "independence" requirements of the NYSE from time to time in effect and applicable to the Company.

   The members of the Committee shall be appointed by the Board of Directors. The members of the Committee may be removed by the Board of Directors.

Committee Authority and Responsibilities

   The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee will consider the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

   The Committee shall annually review and approve, for the CEO and each of the other executive officers, the Vice Chairman and any other officers recommended by the Board of Directors, as applicable, the following:

   o  the annual base salary level;

   o  the annual incentive opportunity level;

   o  the long-term incentive opportunity level;

   o the provisions of any employment agreement, severance arrangement or change-in-control agreement; and,

   o  any special or supplemental benefits.

   The Committee shall annually review and make recommendations to the Board of Directors with respect to the compensation of all of the Company's directors.

   The Committee shall make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans.

   The Committee shall have the sole authority to retain and terminate any compensation consultant retained to assist in the evaluation of the compensation of the Company's directors and officers, including the CEO, and shall have sole authority to approve the fees and other terms applicable to the engagement of each such consultant so retained. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

   The Committee shall administer the Company's stock option plans, the Cash Bonus Plan and the Executive Officer Cash Bonus Plan, in each case, in accordance with the terms of the plan and in accordance with Applicable Requirements.

   The Committee shall be responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement relating to its annual meeting of stockholders in accordance with Applicable Requirements.

   The Committee shall make regular reports to the Board of Directors.

   The Committee shall review and reassess the adequacy of this Charter annually and, upon the completion of each such review, recommend any proposed changes to the Board of Directors for approval.

   The Committee shall annually evaluate its own performance and report to the Board of Directors the conclusions of the Committee resulting from such review.

   Other than the reports required to be made by the Committee, each of which shall be made by the entire Committee, the Committee may form and delegate authority to one or more subcommittees. Each such subcommittee shall consist of one or more members of the Compensation Committee.

Adopted by the Board of Directors: December 12, 2002

ADDENDUM B

                              TOLL BROTHERS, INC.


             Nominating and Corporate Governance Committee Charter

   This Charter has been adopted by the Board of Directors of Toll Brothers, Inc. (the "Company") to govern its Nominating and Corporate Governance Committee (the "Committee"), which shall have the authority, responsibility and specific powers described below.

Purposes. The Committee's purposes are (a) to identify individuals qualified to become members of the Board of Directors and select, or recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders, (b) to develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company, and (c) to provide an annual report to the Board of Directors which shall include the results of the Committee's annual evaluation of its performance, all in accordance with applicable laws or regulation of governmental authorities, applicable rules of the New York Stock Exchange ("NYSE"), the Pacific Exchange (the "PE") and/or any other stock exchange where the Company's securities are from time to time listed (collectively, "Applicable Requirements").

Goals and Responsibilities. The Committee shall perform its duties in a manner consistent with the criteria set forth in this Charter for selecting new directors, and shall conduct oversight of the evaluation of the Board of Directors and management.

Criteria for Selecting New Directors. The Committee, in selecting, or in recommending the selection of, nominees for director, shall consider all applicable statutory, regulatory, case law and NYSE requirements with regard thereto, including when appropriate those applicable to membership on the Audit Committee, as well as whatever other criteria it deems appropriate.

Committee Member Qualifications. The members of the Committee shall satisfy any Applicable Requirements, including the "independence" requirements of the NYSE from time to time in effect and applicable to the Company. Committee members shall be appointed and removed by the Board of Directors. A member of the Committee shall be selected by the Board of Directors to serve as the Committee's chairperson. The Committee may delegate any position of its authority to a subcommittee comprised solely of its members.

Committee Meetings and Reporting. The Committee shall meet annually, or more frequently if deemed appropriate by its chairperson or a majority of its members. The Committee shall make regular reports to the Board of Directors.

Board Size and Members. The Committee shall evaluate from time to time the appropriate size of the Board of Directors and recommend any increase or decrease with respect thereto; recommend any changes in the composition of the Board of Directors so as to best reflect the objectives of the Company and the Board of Directors; establish processes for developing candidates for Board membership, and for the conducting of searches for Board candidates; and propose a slate of directors with respect to each class of Directors to be elected at each annual meeting of the Company's stockholders.

Establish Recommended Corporate Governance Guidelines. The Committee shall adopt corporate governance guidelines consistent with requirements of the NYSE.

Changes to Corporate Governance Instruments. Review proposed changes in, and where appropriate, propose changes with respect to, the Company's governing instruments, including, but not limited to, its Certificate of Incorporation and Bylaws, as such documents relate to corporate governance and succession matters.

Advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm's fees and other retention terms. The Committee may also retain counsel of its choice and other advisors which the Committee deems necessary.

Annual Performance Evaluation. The Committee shall annually review its own performance and report to the Board of Directors the conclusions of the Committee resulting from such review.

Adopted by the Board of Directors: December 12, 2002

ADDENDUM C

                              TOLL BROTHERS, INC.


                        Corporate Governance Guidelines

   The following constitute the corporate governance guidelines of Toll Brothers, Inc. established by the Company's Board of Directors:

Director Qualification Standards. The qualification standards of members of the Board of Directors shall, in the minimum, reflect the independence and other requirements set forth in the applicable rules of the New York Stock Exchange and any applicable federal and state laws. Any substantive qualification requirements for membership on the Board of Directors, including a policy limiting the number of boards on which a Director may sit, and Director tenure, retirement and succession, shall be determined from time to time by the Company's Nominating/Corporate Governance Committee.

Director Responsibilities. The business and affairs of the Company shall be under the direction of the Board of Directors. The Board shall have oversight of management's conduct of the business and shall review the Company's financial results. Directors are expected to dedicate themselves to promoting the best interests of the stockholders as respects corporate governance, fiduciary responsibilities, duty of loyalty, compliance with applicable laws and review and familiarity with the Company's accounting, operational, internal controls, disclosure controls and policies and other major corporate functions. The Board shall be responsible for selecting, evaluating and replacing officers of the Company in accordance with the Bylaws of the Company. Board members are expected to attend meetings, except for good reason, and to be prepared for meetings by becoming familiar with materials distributed to them.

Director Access to Management; Independent Advisors. The Board, and each of its members, shall have direct access to management of the Company and, where the Board deems necessary and appropriate, independent advisors.

Director Compensation. The Board shall set, and from time to time review, its compensation and may seek independent advice with respect thereto. Compensation for Directors may be in the form of Director's fees, as well as formula-based stock options pursuant to a plan or plans approved by stockholders; provided, however, that separate or additional compensation may be provided for committee membership and for Chairs of committees or subcommittees. Board members may be compensated for their expenses in attending meetings and fulfilling functions assigned to them by the Board or committees. The Board should be sensitive to questions relating to Directors' independence which may be raised with regard to excess fees and benefits, charitable contributions to organizations in which a Director is affiliated, consulting or other agreements with a Director and, generally, any interested party or conflict of interest transactions.

Director Orientation and Continuing Education. The Board of Directors shall assure that there is a continuing process for orientation of Board members to the changing aspects of the Company's business and continuing education with regard to the Company's operations and financial status.

Management Succession. The Board should constantly be sensitive to succession planning issues, including policies and principles for selection of a chief executive officer, performance review and policies regarding succession in the event of an emergency or the retirement of the CEO.

Annual Performance Evaluation of the Board. The Board should conduct a self evaluation at least annually to determine whether it and its Committees are functioning effectively.

Adopted by the Board of Directors: December 12, 2002

ADDENDUM D

                              TOLL BROTHERS, INC.


  Code of Ethics for Principal Executive Officer and Senior Financial Officers

   This Code of Ethics for the Principal Executive Officer and the Senior Financial Officers (the "Code") of Toll Brothers, Inc. (the "Company") applies to the Company's principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions designated by the Company's Board of Directors (collectively, the "Senior Officers"). The Senior Officers must conduct themselves in accordance with the principles and responsibilities set forth in this Code. Senior Financial Officers who violate this Code may be subject to disciplinary action. This Code has been adopted by management after review by the Audit Committee.

Each of the Senior Officers shall:

    1. Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

    2. Avoid transactions that involve potential conflicts of interest, which have not been appropriately processed in accordance with Company policy or reviewed and approved by the Board of Directors or the appropriate Board Committee; disclose to one of individuals designated in item 11, below, any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

    3. Provide full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company.

    4. Comply in good faith with applicable laws, rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

    5. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment to be subordinated.

    6. Respect the confidentiality of information acquired in the course of his or her work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of his or her work shall not be used for personal advantage.

    7. Maintain skills important to his or her constituents' needs.

    8. Promote ethical behavior as a responsible partner among peers in his or her work environment.

    9. Achieve responsible use of and control over all assets and resources employed or entrusted to him or her.

   10. Be accountable for adherence to this Code.

   11. Promptly report any violations of this Code to one of the following persons: Chief Executive Officer, General Counsel, Chairman of the Audit Committee.


Adopted: December 12, 2002

PROXY

                               TOLL BROTHERS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - March 20, 2003

      The undersigned stockholder of Toll Brothers, Inc. (the "Company"), revoking all previous proxies, hereby appoints ROBERT I. TOLL, BRUCE E. TOLL AND CARL B. MARBACH, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the offices of the Company, 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania on March 20, 2003, and at any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters specified on the reverse side.

      This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, the shares will be voted "FOR" the election of the four Director nominees named on the reverse side and "FOR" the approval of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

                           (Continued on reverse side)

                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             in this example |X|

1.                FOR                                 WITHHOLD
             all nominees                            authority
           listed (except as                       to vote for all
             marked to the                            nominees
               contrary)                               listed
                  |_|                                    |_|


(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name below.)

Robert S. Blank, Roger S. Hillas, Stephen A. Novick, Paul E. Shapiro

2. The approval of Ernst & Young LLP as the Company's auditors for the 2003 fiscal year.

         FOR [   ]              AGAINST [   ]         ABSTAIN [   ]


3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2002 ANNUAL REPORT OF TOLL BROTHERS, INC.

Dated: _________________________________________________, 2003

Signature of Stockholder _____________________________________


Signature of Stockholder _____________________________________

NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the stockholder is a corporation, please sign by full corporate name by duly authorized officer or officers and affix the corporate seal. Where shares are held in the name of two or more persons, all such persons should sign. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              FOLD AND DETACH HERE



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